UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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EDEN ENERGY CORP.
(Name of Registrant as Specified in Its Charter)

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EDEN ENERGY CORP.
1680, 200 Burrard Street
Vancouver, BC V6C 3L6

October 25, 2007

To the Stockholders of Eden Energy Corp.:

You are cordially invited to attend the annual meeting of stockholders of Eden Energy Corp., a Nevada corporation, on Thursday, November 15, 2007 at 800 885 West Georgia Street, Vancouver, British Columbia V6C 3H1.

Management presentations and the formal annual meeting will commence at 10:00 a.m. (Vancouver time).

The notice of annual meeting of stockholders and proxy statement, which describe the formal business to be conducted at the meeting, are enclosed with this letter.

After reading the proxy statement, please promptly mark, sign and return the enclosed proxy card in the prepaid envelope (if mailing within the United States) to ensure that your shares will be represented. Regardless of the number of shares of stock you own, your careful consideration of, and vote on, the matters before our stockholders are important.

A copy of our Annual Report on Form 10-KSB for the year ended December 31, 2006 is also enclosed with this letter.

The board of directors and management look forward to seeing you at the annual meeting.

Sincerely,

/s/ Donald Sharpe
Donald Sharpe
President and Director

EDEN ENERGY CORP.
1680, 200 Burrard Street
Vancouver, BC V6C 3L6

Notice of Annual Meeting of Stockholders
to be Held on November 15, 2007

To the Stockholders of Eden Energy Corp.:

NOTICE IS HEREBY GIVEN that Eden Energy Corp., a Nevada corporation, will hold its annual meeting of stockholders on November 15, 2007 at 10:00 a.m. (Vancouver time) at 800 885 West Georgia Street, Vancouver, British Columbia Canada (the “Meeting”). The Meeting is being held for the following purposes:

1.           To elect Donald Sharpe, Drew Bonnell, John Martin and Ralph Stensaker to serve as directors of our company;

2.           To ratify the appointment of Dale Matheson Carr-Hilton Labonte, LLC as the independent auditors of our company for the ensuing year; and

3.           To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

Our board of directors recommends that you vote “for” each of the nominees and vote “for” each proposal.

Our board has fixed the close of business on Thursday, October 18, 2007 as the record date for determining the stockholders entitled to notice of, and to vote at, the Meeting or any adjournment or postponement of the Meeting. At the Meeting, each holder of record of shares of common stock, $0.001 par value per share, will be entitled to vote one vote per share of common stock held on each matter properly brought before the Meeting.

Dated: October 25, 2007.

By Order of the Board of Directors,

/s/ Donald Sharpe
Donald Sharpe
President and Director

IMPORTANT: Please complete, date, sign and promptly return the enclosed proxy card in the prepaid envelope (if mailing within the United States) to ensure that your shares will be represented. If you attend the meeting, you may choose to vote in person even if you have previously sent in your proxy card.

EDEN ENERGY CORP.
1680, 200 Burrard Street
Vancouver, BC V6C 3L6

Proxy Statement for the Annual Meeting of Stockholders

The enclosed proxy is solicited on behalf of our Board of Directors (the “Board”) for use at the Annual Meeting of Stockholders (the “Meeting”) to be held on Thursday, November 15, 2007 at 10:00 a.m. (Vancouver time) at 800 885 West Georgia Street, Vancouver, British Columbia Canada, or at any continuation, postponement or adjournment thereof, for the purposes discussed in this proxy statement and in the accompanying Notice of Annual Meeting and any business properly brought before the Meeting. Proxies are solicited to give all stockholders of record an opportunity to vote on matters properly presented at the Meeting. We intend to mail this proxy statement and accompanying proxy card on or about October 29, 2007 to all stockholders entitled to vote at the Meeting.

Unless the context requires otherwise, references to “we”, “us” “our” and “Eden” refer to Eden Technologies Corp.

GENERAL INFORMATION

Corporate Overview

Our company, Eden Energy Corp., was incorporated in the State of Nevada on January 29, 1999, under the name E-Com Technologies Corp. On June 16, 2004 we effected a 2 for 1 stock split of our common stock and our preferred stock. On August 6, 2004 we changed our name to Eden Energy Corp. and increased our authorized capital to 100,000,000 shares of common stock having a $0.001 par value and 10,000,000 shares of preferred stock having a $0.001 par value.

Our common shares were quoted for trading on the OTCBB on December 15, 2000 under the symbol "ECTC". On June 18, 2004 our symbol changed to “ECOM” and on August 20, 2004 our symbol changed to “EDNE”.

Eden Energy Corp. is engaged in various stages of exploration and development on multiple projects in the USA and Canada. Currently, these include the Noah and Cherry Creek Projects in Nevada, the Chinchaga Project in Alberta, and the Ant Hill Unit Drilling and Development Project in Colorado.

Noah Project - Nevada

On August 31, 2004, by way of an Assignment Agreement, we acquired Fort Scott Energy Corp’s (“Fort Scott”) interest in a Participation Agreement dated April 26, 2004 with Cedar Strat Corporation (“Cedar Strat”). The Fort Scott/Cedar Strat Participation Agreement deals with the acquisition and development of petroleum and natural gas rights and leases in an area of mutual interest in eastern Nevada. We named this area of approximately 211,000 gross acres, the Noah Project.

The Assignment Agreement provides for Fort Scott to retain a 2% over- riding royalty in the area of mutual interest and the following considerations:

(i)	the issuance to Fort Scott of 500,000 shares of our common stock;

(ii)

the issuance to Fort Scott of 7% interest bearing Promissory Note and Convertible Debenture ($0.25 conversion rate) Units in the principal amount of $500,000. Each Unit entitled Fort Scott to the issuance of one common share in our capital stock and one half of one warrant, with each whole warrant entitling Fort Scott to acquire one additional common share at $0.50 per share; and

(iii)	for each 10 million barrels of proven reserves on the lands underlying the leases, we will issue to Fort Scott 1,000,000 shares of common stock, up to a maximum of 10,000,000 shares of common stock.

The debenture was converted and the associated warrants were exercised for cash in fiscal 2005. Fort Scott retains its 2% over-riding royalty interest on the lands underlying the leases, such that upon the fulfillment of the obligations set out in the Participation Agreement, we will earn an 80.5% net revenue interest in the lands underlying the leases, and Cedar Strat will be vested with a 5% over-riding royalty interest. Cedar Strat also retains a 5% back in working interest which may be adjusted upwards to as much as a 12.5% back in working interest should we elect not to proceed with the drilling election pursuant to the terms of the Participation Agreement.

Exploration conducted since acquiring Fort Scott’s interest includes the acquisition of proprietary and licensed gravity and magnetic data, processing and interpreting 39 miles of proprietary and other trade licensed seismic data, and the integration of all sub-surface and surface geology, gravity, magnetic, and seismic data.

On March 1, 2007 we entered into a Letter Agreement with Cedar Strat whereby the future development plan of the Noah project was confirmed and approximately 21,000 acres of peripheral leases were transferred to Cedar Strat.

Effective March 29, 2007, we entered into an Amendment to the Participation Agreement with Cedar Strat for this prospect. Under the terms of the Amendment, our acreage block at Noah has been divided into four Prospect Areas with each Prospect Area encompassing approximately 50,000 acres of leases. The Prospect Areas are designated Prospect Area 1 to 4 sequentially from north to south. The Amendment calls for the prospect areas to be worked sequentially from North to South by us either, 1) electing to drill an initial test well within the designated Prospect Area, 2) electing to drill a subsequent well or wells within the designated Prospect Area or 3) electing to shoot a seismic program of no less than twenty-five (25) linear miles in the next sequential untested Prospect Area. As agreed to we will initiate our sequential work by drilling an Initial Test Well in Prospect Area 1 to a depth of approximately 7,000 to 9,000 feet by no later than November 30, 2008.

Under the terms of the Amendment drilling or seismic operations shall begin within each specified Prospect Area no later than 12 months following the required election date (as follows) unless extended by both parties acting reasonably. We shall have ninety (90) days from release of either the drilling rig or completion rig, whichever is later, of the Initial Test Well in the designated Prospect Area, to elect to either drill a Subsequent Well(s) in the Prospect Area or shoot a Seismic Program in the next untested Prospect Area. We shall have 180 days from the release of the seismic crew to elect to drill an Initial Test Well in the newly designated Prospect Area or elect to shoot a Seismic Program in the next untested Prospect Area.

Under the terms of the Amendment if we drill an Initial Test Well or Subsequent Well(s) to the base of the sub-thrust Devonian Formation or 17,000 feet, whichever is shallower, we will retain all rights, title and interest in all leases and lands within that particular Prospect Area. In each Prospect Area that we drill an Initial Test Well or Subsequent Well(s) to a depth shallower than the base of the sub-thrust Devonian or 17,000 feet, we shall retain all rights, title and interest in all leases and lands within the Prospect Area, to a depth of 1,000 feet below the base of the deepest Formation penetrated. If in this case we elect not to drill a Subsequent Well then we will offer all deeper rights in the leases within the Prospect Area to Cedar Strat and Cedar Strat shall have 90 days from receipt of such notice in which to exercise this option. Failure of Cedar Strat to exercise its option within such 90 day period shall be deemed as a waiver of its option right.

Should we elect not to drill an Initial Test Well in Prospect Areas 2, 3, or 4 we shall, at Cedar Strat’s option, relinquish and assign to Cedar Strat, all right, title and interest in all leases and lands subject to the Participation Agreement lying within the specific Prospect Area, within 90 days after receiving written notice from Cedar Strat of its intent to exercise its option. Cedar Strat’s right to exercise its option shall also be for a 90 day period after receiving written notice from us of our election not to drill the Prospect Area. Failure of Cedar Strat to exercise its option within such 90 day period shall be deemed as a waiver of its option right.

Rental payments on the initial acreage and any subsequently acquired acreage will be maintained by us during this development period, except on any acreage which Cedar Strat may elect to acquire pursuant to the exercise of its options.

Effective March 29, 2007 we entered into a Farm Out Agreement with Midland Texas based Fasken Nevada - 1, LLC and Fasken Oil and Ranch LP, privately held companies (the “Partner”) for the drilling of the Noah prospect as defined in the Amendment to the Participation Agreement with Cedar Strat. The Partner will pay 2/3rds of the cost to drill, test and complete the first well in the first Prospect Block and Eden will pay 1/3rd. The Partner will act as operator. Upon drilling and completing the first well in Prospect Area 1 the Partner will be assigned a 50% interest in Eden’s leases in Prospect Area 1 as provided for in the Amendment to the Participation Agreement with Cedar Strat.

Provided the Partner has met its obligations in Prospect Area 1, it shall have the option to proceed to develop Prospect Area 2. If it elects to proceed with developing Prospect Area 2, the Partner shall pay a prospect recovery fee of $2,000,000 to Eden for costs incurred on Prospect Area 1 and shall have the right to earn a 50% interest in the Prospect Area by paying 2/3rds of any seismic programs and the drilling and completing to casing point of a second well. Thereafter, the Partner shall continue to have the right to earn in subsequent Prospect Areas under the same terms but with no further prospect recovery fees.

The first well has been staked and is expected to be drilled to a total depth of between 7,000 and 9,000 feet, for an estimated cost of $4,000,000 of which we will pay 1/3rd. On July 9, 2007 we reported the Partner received approval on the required Federal and State permits to drill the well. On July 10, 2007 we were advised by the Partner that they received approval from the BLM in Ely for the gravel pit(s) for commencement of road and location construction. Because of the uncertainties in completing lease and road construction and accessing drilling rigs the Partner has not yet been able to provide a firm spud date.

On October 4, 2007 we reported that due to the onset of winter conditions the spud date of the Noah # 1 well will be moved to spring, 2008.

Cherry Creek Project - Nevada

On October 21, 2005 we entered into a separate Letter Agreement with Cedar Strat Corporation for the exploration and development of a new project called Cherry Creek. This agreement entitles our company or our Nevada subsidiary, Southern Frontier Explorations Ltd., to acquire petroleum and natural gas rights and leases in an area of mutual interest (AMI) in northeastern Nevada.

Under the terms and conditions of this Letter Agreement, Cedar Strat will manage certain exploration programs within the AMI designed to bring the prospect to a drillable status. Cedar Strat has provided us with copies of the exploration data to which Eden has paid Cedar Strat $216,000. Cedar Strat’s field work has been completed.

Subject to election to drill, we must commence drilling within the AMI within 24 months of receipt by us of all of the exploration data from Cedar Strat, and thereafter must drill at least one development well per year during the term of the agreement.

Effective January 24, 2006, we entered into a formal Joint Participation Agreement with Cedar Strat Corporation. Cedar Strat Corporation provided their acceptance to the formal Joint Participation Agreement on February 16, 2006. Pursuant to the Joint Participation Agreement we agreed to participate in Cedar Strat’s play included within the geographical boundaries of a confidential area, and pay Cedar Strat $750,000 as a prospect fee. We also agreed to accept responsibility for acquiring and funding BLM leases and private fee leases, if applicable, in order to facilitate the exploration efforts. We assumed the obligation to pay the annual rental on such leases.

On March 14, 2006, we acquired at auction approximately 76,459 gross acres of oil and gas lease lands in northeastern Nevada for this project. Subsequent to March 14, 2006, adjustments reduced the number of acres to approximately 69,982 gross acres. On September 30, 2006, we gave notice to surrender the low priority leases to Cedar Strat and retain approximately 18,500 gross acres of premium prospective leases. On December 12, 2006 we acquired at auction approximately 2,500 additional gross acres of oil and gas leases. On March 1, 2007 we entered into a Letter Agreement with Cedar Strat whereby approximately 2,500 acres of peripheral Cherry Creek acreage were transferred to Cedar Strat. At the present time, further evaluation of the geological and other data is required prior to making additional exploration decisions in this area.

Big Sand Spring Valley Project – Nevada - (Divested as of November 16, 2006)

On June 13, 2005, we entered into a separate Agreement with Cedar Strat Corporation which was formalized into a final Participation Agreement on November 1, 2005. The Participation Agreement entitled Eden or its Nevada subsidiary, Southern Frontier Explorations Ltd., to acquire and develop petroleum and natural gas rights and leases in an area of mutual interest.

On November 1, 2005, we entered into a Participation Agreement with Merganser Limited (subsequently Eternal Energy Corp.) for the joint development of this project. As set out in the Participation Agreement, on November 8, 2005, we received Eternal’s portion of project costs of US$667,000.

Pursuant to a Letter Agreement between Cedar Strat, Eternal Energy Corp. and Eden Energy Corp. dated November 1, 2006, Eternal Energy Corp. proposed and Eden accepted an offer to purchase 100% of Eden’s interest in the Big Sand Spring Valley Project in consideration for a final payment of $200,000 and a release from any further obligations under the November 1, 2005 Participation Agreement. Formal agreement was entered into November 16, 2006 with described consideration received by Eden, January 9, 2007. Due to the conclusion of this agreement, Eden no longer has any interests or funding obligations in respect to this project.

Chinchaga Project - Alberta

On March 13, 2006, through our wholly owned subsidiary, Eden Energy (North) Ltd., we entered into a farm-in arrangement with Suncor Energy Inc. of Calgary, Alberta. The arrangement provided for Eden to participate, with a 50% working interest and with other minor partners, in the cost to drill an exploratory well on approximately 18,000 gross acres of leases owned by Suncor while retaining options to drill a second well to earn additional acreage. The exploration target was a dolomitized Slave Point reef at a depth of approximately 8,900 feet in Northwestern Alberta. Suncor retains a 12.5% gross overriding royalty on the lands which are known as the Chinchaga area.

By drilling the first well which was plugged and abandoned on January 22, 2007, Eden earned a 50% working interest in approximately 7,000 gross acres. We and our partners elected not to drill the Option Well or acquire the Block 1 – Option Lands nor purchase the additional Block 2 Option Lands that were available. The joint venture partners acquired an additional 1,279 gross acres at a February 8, 2007 land sale of which Eden holds a 55.56% working interest in due to one partner declining to participate in the land acquisition. Currently, Eden and its partners are evaluating the Farmout Lands earned from the first well and the recently acquired lands in Chinchaga before making any further exploration decisions.

On February 14, 2007, Eden entered into a separate farm-in arrangement with Suncor Energy Inc. of Calgary, Alberta. Under the terms of this arrangement Eden participated with a 10% working interest, in the drilling of an exploratory well and earned a 10% working interest in approximately 9,600 gross acres. The exploration target was a dolomitized Slave Point reef at a depth of approximately 8,400 feet in northwestern Alberta, also known as Chinchaga. Suncor retains a 12.5% gross overriding royalty on these lands. Eden acquired a 10% interest in an additional 5,120 gross acres of offsetting lands at an approximate gross cost of $600,000 to the joint venture partnership. These lands are subject to a 7.5% overriding royalty to Suncor. Eden also earned a first right of refusal to equalize to its proportionate share in another 5,760 gross acres held by Suncor.

The well spud on February 10, 2007 and reached final depth of 8,415 feet. On March 19, 2007, we and our partners reported the well was dry and was to be abandoned.

Eden and its partners are continuing to review the Chinchaga acreage before deciding on any additional activities in this area.

Ant Hill Unit Drilling and Development Project – Colorado

The Ant Hill Project is a development drilling program located in the Piceance Basin of western Colorado. Effective September 1, 2006, through our wholly owned subsidiary, Eden Energy Colorado LLC, we entered into a farm-in agreement with Starlight Oil and Gas LLC and Starlight Corporation under which Eden and Starlight will undertake development drilling on the eastern flank of the White River Dome field located in T2N-R96&97W, Rio Blanco County, Colorado. Under the terms of the agreement, Eden has paid Starlight a prospect fee of $900,000. Starlight will participate for a 10% working interest and Eden will have a 75% working interest in the prospective lands. Starlight will retain a 7.5% gross overriding royalty on the lands.

The Ant Hill Unit is a 20,000 acre federal exploratory unit currently operated by EnCana Oil and Gas (USA). Under a Drilling and Development Agreement executed between Starlight (a private Colorado company) and EnCana on May 5, 2006, and which Eden became a party to, Eden and Starlight have agreed to drill a minimum of four additional wells in areas outside of the current Participating Areas (PA’s) commencing in the fall of 2006. The wells will be drilled on 160 acre drilling blocks typically encompassing standard governmental quarter sections. By drilling and completing these wells, the existing federal exploratory unit will remain in effect for several more years. Eden and Starlight will carry EnCana for 15% of the total well cost in each new well drilled on 40-acre drill site quarter/quarter section. For each well drilled, Eden and Starlight will also earn a 100% interest in a diagonal 40-acre tract, located in the same 160-acre quarter section. EnCana retains its 100% interest in the two remaining offset locations in each 160 acre drilling block.

After the initial four locations are drilled, Eden and Starlight may elect to develop additional 160-acre drilling blocks on any acreage outside the existing PA’s under the same terms. There are 34 potential 160-acre drilling blocks outside of the existing PA’s that have not been developed, resulting in 68 potential drilling locations on what is effectively 40-acre spacing. There is also the potential to develop the field on 20-acre spacing which would provide for another 68 drilling locations.

The primary targets are the Cameo Coal and Williams Fork Sandstones of the Cretaceous Mesaverde Group, found at an average depth of 8,100 feet. Cumulative production from the field is in excess of 65 BCF from 157 wells, with current production averaging 11 MMCF/D from 100 active wells. Typical well life in the field is 17 years. Eden estimates ultimate reserves per well to be approximately 1.07 BCF per well, with an initial production rate of approximately 710mcfd. Gas from the Ant Hill unit typically contains about 25% carbon dioxide, which is removed at a local natural gas treatment plant. Drilling and completion costs are estimated to be $1,900,000 per well throughout the field. Operations in the White River Dome Field are largely prohibited in the winter months.

The first well (Love Federal 17-42) under the agreement spud on September 21, 2006 and took 13 days to drill and set production casing. The second well (Love Federal 17 -21) spud on October 8, 2006 and took 12 days to drill and set production casing. Once both wells were cased the rig was released for the winter. Fracture stimulation commenced on Well 1 October 28, 2006 and Well 2 November 4, 2006.

In December 2006 we announced the tie-in of these first two wells and that they had good sand and coal thicknesses in the order of other proven wells in the field. These first two wells were completed using modern frac techniques designed to increase fracture half lengths from less than 100 feet traditionally to greater than 300 feet. The Love Federal 17-21 has experienced high water production rates which has restricted the flow of gas naturally. Plans are underway to reenter the 17-21, shut off the source of the water and perforate and frac an additional uphole zone. The Love Federal 17- 42 was completed in the Cameo coal section only and despite our subsequent scaling treatment procedure is currently not producing. Plans are underway to reenter the 17-42 and add additional pay with a two-stage fracture treatment. The Company believes these procedures will bring production more in line with anticipated levels.

Pursuant to the Drilling and Development Agreement between EnCana and Starlight, which Eden became party to, two additional wells must be drilled prior to the end of the 2007. Plans are underway to drill these two wells and complete them based upon the results of the re-completion procedures applied to the Love Federal 17-21 and Love Federal 17-42. We have been advised by Starlight that they do not plan to participate in the drilling of these two additional wells and that they intend to sell their interest in this project. We have advised Starlight of our desire to go forward with the two additional wells and have advised Starlight that we will take whatever actions are available to us to protect our interest in the Ant Hill Unit.

On August 31, 2007 we entered into an agreement with Starlight Oil & Gas LLC and Starlight Operating Company, Inc. (Starlight) whereby Starlight shall assign to Eden all of its rights, title, and interests in both the Ant Hill Drilling and Development Agreement with EnCana and the related Participation Agreement with Eden.

The terms of the agreement are as follows:

1.	Our company shall withdraw its demand for arbitration with prejudice;

2.

Our company agrees to make no claims against Starlight Operating Company, Inc. or Starlight Oil & Gas LLC for any obligations with regard to the completion of the existing wells and drilling of any future wells per the terms of the EnCana Drilling & Development Agreement and Starlight/Eden Participation Agreement;

3.

Starlight Oil & Gas LLC shall assign to Eden Energy Colorado LLC all of its right, title and interest in and to the Drilling and Development Agreement with EnCana Oil & Gas (U.S.A.), Inc., dated May 1, 2006, as amended;

4.	Starlight Oil & Gas LLC shall assign to Eden Energy Colorado all of its right, title and interest in and to the Participation Agreement with our company dated September 1, 2006;

5.	Starlight Oil & Gas LLC will assign to Eden Energy Colorado all of its right, title and interest in and to its working interests in the Love Federal 17-21 and 17-42 wells and lands earned thereby;

6.	The overriding royalty interests created pursuant to the Participation Agreement shall be conveyed as follows:

a.	Melange International, LLC	0.5% of 8/8ths

b.	Durango Petroleum Corp.	0.5% of 8/8ths

c.	Monarch Royalty LLC	0.5% of 8/8ths

d.	Timothy E. Macke	0.5% of 8/8ths

e.	H.J. Kagie	0.5% of 8/8ths

f.	Joseph R. Pope	0.5% of 8/8ths

g.	Brian S. Bentley	0.5% of 8/8ths

h.	Eden Energy Colorado LLC	any remaining override

In the event that the Existing Burdens on any tract are such that when taken together an 80% net revenue interest cannot be retained by our company then the portion of the override being delivered to Timothy E. Macke, H.J. Kagie, Joseph R. Pope and Brian S. Bentley shall be proportionately reduced in order to deliver the 80% net revenue lease. Our company shall continue to make such additional conveyances to the owners of those overriding royalties as may be necessary or convenient to insure the same are accounted for and paid in a timely manner. Royalties will continue to be disbursed directly by EnCana or by the subsequent operator of record for the Ant Hill Unit.

On October 11, 2007 we reported that the AHU 18-23 well, the first of two new wells in the Ant Hill Unit, had been spud and was expected to take about 12 days to drill to total depth. After logging the well the rig will be moved to the 8-12 location, which is the second new well. We expect both wells to be drilled and completed by year end.

Also on October 11, 2007 we reported that workover operations had commenced on the LF 17-21 well and that when completed the workover rig would be moved to the LF 17-42 well. We expect these workover operations to be completed by year end.

Annual Report

Our annual report on Form 10-KSB for the year ended December 31, 2006 is enclosed with this proxy statement.

Who Can Vote

You are entitled to vote if you were a holder of record of shares of our common stock, $0.001 par value per share (the “Common Stock”) as of the close of business on October 18, 2007. Your shares can be voted at the Meeting only if you are present in person or represented by a valid proxy.

Shares Outstanding and Quorum

Holders of record of Common Stock at the close of business on the Record Date will be entitled to receive notice of and vote at the Meeting. At the Meeting, each of the shares of Common Stock represented will be entitled to one (1) vote on each matter properly brought before the Meeting. As of the October 18, 2007 record date, there were 42,430,440 shares of Common Stock issued and outstanding.

In order to carry on the business of the Meeting, we must have a quorum. Under our bylaws, a quorum is a majority of the outstanding shares of our company.

Proxy Card and Revocation of Proxy

In voting, please specify your choices by marking the appropriate spaces on the enclosed proxy card, signing and dating the proxy card and returning it in the accompanying envelope. If no directions are given and the signed proxy is returned, the proxy holders will vote the shares in favor of Proposals 1 and 2 and, at their discretion, on any other matters that may properly come before the Meeting. The Board knows of no other business that will be presented for consideration at the Meeting. In addition, since no stockholder proposals or nominations were received by us on a timely basis, no such matters may be brought at the Meeting.

Any stockholder giving a proxy has the power to revoke the proxy at any time before the proxy is voted. In addition to revocation in any other manner permitted by law, a proxy may be revoked by an instrument in writing executed by the stockholder or by his attorney authorized in writing, or, if the stockholder is a corporation, under its corporate seal or by an officer or attorney thereof duly authorized, and deposited at the offices of our transfer agent, Pacific Stock Transfer Company, 500 E. Warm Springs Road, Suite 240, Las Vegas, Nevada 89119, at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof, or with the chairman of the Meeting on the day of the Meeting. Attendance at the Meeting will not in and of itself constitute revocation of a proxy.

Voting of Shares

Stockholders of record on the October 18, 2007 record date are entitled to one (1) vote for each share of Common Stock held on all matters to be voted upon at the Meeting. You may vote in person or by completing and mailing the enclosed proxy card. All shares entitled to vote and represented by properly executed proxies received before the polls are closed at the Meeting, and not revoked or superseded, will be voted at the Meeting in accordance with the instructions indicated on those proxies. YOUR VOTE IS IMPORTANT.

Counting of Votes

All votes will be tabulated by the inspector of election appointed for the Meeting, who will separately tabulate affirmative and negative votes and abstentions. Shares represented by proxies that reflect abstentions as to a particular proposal will be counted as present and entitled to vote for purposes of determining a quorum. An abstention is counted as a vote against that proposal. Shares represented by proxies that reflect a broker “non-vote” will be counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” will be treated as not-voted for purposes of determining approval of a proposal and will not be counted as “for” or “against” that proposal. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary authority or does not have instructions from the beneficial owner.

Solicitation of Proxies

We will bear the entire cost of solicitation of proxies, including preparation, assembly and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, depositories, fiduciaries and custodians holding shares of Common Stock in their names that are beneficially owned by others to forward to these beneficial owners. We may reimburse persons representing beneficial owners for their costs of forwarding the solicitation material to the beneficial owners of the Common Stock. Original solicitation of proxies by mail may be supplemented by telephone, facsimile, electronic mail or personal solicitation by our directors, officers or other regular employees. No additional compensation will be paid to directors, officers or other regular employees for such services. To date, we have not incurred costs in connection with the solicitation of proxies from our stockholders, however, our estimate for total costs is $10,000.

Dissenting Stockholder Rights

Dissenting stockholders have no appraisal rights under Nevada law, or under our Articles, or our bylaws in connection with the matters to be voted on at the Meeting.

VOTING SECURITIES AND OWNERSHIP OF VOTING SECURITIES BY
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

We have set forth in the following table certain information regarding our Common Stock beneficially owned on October 18, 2007 for (i) each stockholder we know to be the beneficial owner of 5% or more of our outstanding Common Stock, (ii) each of our executive officers and directors, and (iii) all executive officers and directors as a group. In general, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days.

As of October 18, 2007, we had 42,430,440 shares of Common Stock outstanding.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Donald Sharpe 1281 Eldon Road North Vancouver, BC V7R 1T5	10,775,916(2)	24.84%
Drew Bonnell Suite 1680, 200 Burrard Street Vancouver, BC V6C 3L6	705,500(3)	1.63%
John Martin 2, rue Thalberg 1201 Geneva, Switzerland	270,681(4)	*
Ralph Stensaker 809 9266 University Crescent Burnaby, BC V5A 4Z1	50,000(5)	*
Larry Kellison 4 Elk Lane Littleton, CO 80127	300,000(6)	*
Directors and Executive Officers as a Group	12,102,097(7)	27.07%

* Less than 1%.

(1) Based on 42,430,440 shares of common stock issued and outstanding as of October 18, 2007. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

(2) Includes options to acquire an aggregate of 950,000 shares of common stock exercisable within 60 days. (3) Includes options to acquire an aggregate of 700,000 shares of common stock exercisable within 60 days.

(4) Includes options to acquire an aggregate of 250,000 shares of common stock and warrants to acquire 20,454 shares of common stock exercisable within 60 days.

(5) Includes options to acquire an aggregate of 50,000 shares of common stock exercisable within 60 days. (6) Includes options to acquire an aggregate of 300,000 shares of common stock exercisable within 60 days.

(7) Includes options to acquire an aggregate of 2,250,000 shares of common stock and warrants to acquire 20,454 shares of common stock exercisable within 60 days.

PROPOSALS

Proposal 1 - Election Of Directors

Our bylaws provide for our Board to consist of at least one director. Each director is elected by a plurality of votes at each annual meeting, continuing in office until the next annual meeting and until such director’s successor is elected and has been qualified, or until such director’s earlier death, resignation or removal. We currently operate with a Board of four directors.

The nominees for election at the Meeting to fill the positions on the Board are Donald Sharpe, Drew Bonnell, John Martin and Ralph Stensaker. If elected, the nominees will serve as directors until the next annual meeting of stockholders, or until their successors are elected and qualified. If a nominee declines to serve or becomes unavailable for any reason, the proxies may be voted for such substitute nominee as the proxy holders may designate.

The Board unanimously recommends a vote “FOR” the nominees: Donald Sharpe, Drew Bonnell, John Martin and Ralph Stensaker.

For further information, please refer to the heading below “Directors and Executive Officers”.

Proposal 2 - Ratification Of Appointment Of Independent Auditor

Stockholder ratification of the appointment of Dale Matheson Carr-Hilton Labonte, LLC as our independent auditors is not required by our bylaws or otherwise. However, the Board is submitting the selection of Dale Matheson Carr-Hilton Labonte, LLC to the stockholders for ratification as a matter of corporate practice. If the stockholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board determines that such a change would be in the best interests of our company and its stockholders.

Our Board has considered and determined that the services provided by Dale Matheson Carr-Hilton Labonte, LLC are compatible with maintaining the principal accountant’s independence.

Representatives of Dale Matheson Carr-Hilton Labonte, LLC are not expected to be present at the Meeting.

The Board unanimously recommends a vote “FOR” the ratification of the appointment of Dale Matheson Carr-Hilton Labonte, LLC as our independent auditors for the ensuing fiscal year.

For further information, please refer to the heading below “Independent Public Accountants”.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names, positions and ages of our current executive officers and directors. All of our directors serve until the next annual meeting of stockholders or until their successors are elected and qualify. The Board appoints officers and their terms of office are, except to the extent governed by employment contract, at the discretion of the Board.

Name	Position Held with the Company	Age	Date First Elected or Appointed
Donald Sharpe	President and Director	50	May 14, 2004
Drew Bonnell	Chief Financial Officer, Secretary, Treasurer and Director	50	May 14, 2004
John Martin	Director	50	August 31, 2004
Ralph Stensaker	Director	48	June 11, 2007
Larry Kellison	Chief Operating Officer	52	May 1, 2006

Business Experience

The following is a brief account of the education and business experience during at least the past five years of each director, executive officer and key employee, indicating the principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Donald Sharpe – President and Director

Mr. Sharpe has been the president and a director of our company since May 14, 2004. Mr. Sharpe graduated from the University of British Columbia with a Bachelor of Science degree in Geophysics in 1981 and joined Suncor Inc. in August of that year. From 1981 to 1987 Mr. Sharpe trained and worked as an exploration geophysicist, gaining experience in all parts of the exploration and development cycle throughout the Western Canadian Sedimentary Basin.

In 1987, Mr. Sharpe moved into the then new field of gas marketing where he was responsible for the direct marketing of Suncor's gas to industrial, commercial and utility customers in the United States and Eastern Canada. The position required negotiating skills, an understanding of the North American pipeline infrastructure, and an appreciation for the dynamics of natural gas supply and demand. Mr. Sharpe continued his formal education and received a Certificate in Business Management from the University of Calgary in 1989.

In 1990, Mr. Sharpe returned to exploration at Suncor in the position of group leader for British Columbia exploration. In this position, Mr. Sharpe managed a team of professionals in land, geology and geophysics and was responsible for the planning, budgeting and execution of the team's exploration program. Mr. Sharpe continued his education and graduated from the Banff School of Advanced Management in 1991.

In 1994, Mr. Sharpe left Suncor and returned to Vancouver to found and run a number of public companies. Operating under the umbrella of D. Sharpe Management Inc., Mr. Sharpe has consulted to, managed and served as a director of a number of start-up oil and gas companies including Patriot Petroleum Corp., Gemini Energy Inc., Velvet Exploration Inc., Netco Energy Inc. and Nation Energy Ltd.

Mr. Sharpe is a member of the Association of Professional Engineers, Geologists and Geophysicists of Alberta and the Canadian Society of Exploration Geophysicists.

Drew Bonnell – Chief Financial Officer, Secretary, Treasurer and Director

Mr. Bonnell has been the chief financial officer, secretary, treasurer and a director of our company since May 14, 2004.

Mr. Bonnell graduated from the Richard Ivey School of Business at the University of Western Ontario with a Masters of Business Administration degree in 1998. For a period of 12 years prior to graduation, Mr. Bonnell served as president and director of multiple private companies engaged in tourism operations in key resort destinations in Western Canada. In these positions, Mr. Bonnell had the responsibility to manage the affairs of each of these companies; to ensure the operation of the business, and interact with all professional services and counsel as required.

From 1997 to divestiture in 2006, Mr. Bonnell served as President and director of a private BC based company with business interests in Whistler Canada. From July 24, 2007 to October 9, 2007 Mr. Bonnell served as President, Chief Financial Officer, Secretary and a director of Midwest Uranium Corporation (formerly Lutcam Inc., the common shares of which are registered under the Securities Exchange Act of 1934 and quoted on the OTC Bulletin Board).

Mr. Bonnell is active as a businessman and a member of the worldwide Ivey alumni association.

John Martin – Director

Mr. Martin has been a director of our company since August 31, 2004. Mr. Martin is a graduate of IMD one of the world’s top business schools located in Lausanne, Switzerland. He is a corporate finance specialist and is currently the managing director of CMI, Credit Markets Investments Ltd. (Geneva). Previously, Mr. Martin was the senior VP and head of Capital Markets for Bank of Tokyo Mitsubishi AG (Switzerland), one of the world’s largest banks. While there from 1990 to 2000, he was a member of the Investment Policy Committee for private banking and an ALM committee member for the bank’s capital. Prior to this Mr. Martin was VP, Capital Markets for the Royal Bank of Canada (Suisse) and assistant treasurer and capital markets manager for Inspectorate Finance S.A. Geneva.

Ralph Stensaker – Director

Mr. Stensaker has been a director of our company since June 11, 2007. Mr. Stensaker has an MBA from the Ivey School of Business at the University of Western Ontario and is a Certified General Accountant. He has 25 years of varied experience in finance and administration, most recently with a privately held transportation and logistics group based in Vancouver, British Columbia.

Larry Kellison – Chief Operating Officer

Mr. Kellison is a professional Geologist with more than 25 years of varied oil and gas experience. From December 2001 to November 2005 he was Vice President and General Manager for Black Hills Corporation’s oil and gas subsidiary in Golden, Colorado where he led the company’s operations throughout the U.S. From March 2000 to December 2001 he was an independent geologic consultant.

Mr. Kellison has an M. Sc in geology from the University of Nebraska and was a Ph D candidate at Colorado State University in Fort Collins, Colorado. Mr. Kellison is author or co-author of a number of industry publications.

Messrs. Sharpe and Bonnell are significant employees and the loss of either of these employees would have an adverse impact on our future developments and could impair our ability to succeed.

Conduct of Business

All proceedings of the board of directors were conducted by resolutions consented to in writing by all the directors and filed with the minutes of the proceedings of the directors. Such resolutions consented to in writing by the directors entitled to vote on that resolution at a meeting of the directors are, according to the Nevada Revised

Statutes and the By-laws of our company, as valid and effective as if they had been passed at a meeting of the directors duly called and held.

Family Relationships

There are no family relationships among our directors, director nominees or executive officers.

Involvement in Certain Legal Proceedings

Our directors, director nominees, executive officers and control persons have not been involved in any of the following events during the past five years:

1.           any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.           any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

3.           being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.           being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Transactions with related persons, promoters and certain control persons.

Except as disclosed herein, there have been no transactions or proposed transactions in which the amount involved exceeds the lesser of $120,000 or one percent of the average our total assets at year-end for the last three completed fiscal years in which any of our directors, executive officers or beneficial holders of more than 5% of the outstanding shares of our common stock, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest.

Audit Committee Financial Expert

Our Board has determined that it does not have a member of its audit committee that qualifies as an “audit committee financial expert” as defined in Item 401(e) of Regulation S-B, and is “independent” as the term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended.

We believe that the members of our Board are collectively capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. In addition, we believe that retaining an independent director who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development and the fact that we have not generated any revenues to date.

Identification of the Audit Committee

Currently our audit committee consists of our entire board of directors. The function of the audit committee is to meet with our independent auditors at least annually to review, upon completion of the annual audit, financial results for the year, as reported in our financial statements; recommend to the Board the independent auditors to be retained; review the engagement of the independent auditors, including the scope, extent and procedures of the audit and the compensation to be paid therefore; assist and interact with the independent auditors in order that they may carry out their duties in the most efficient and cost effective manner; and review and approve all professional services provided to us by the independent auditors and considers the possible effect of such services on the independence of the auditors.

During fiscal 2006 and up to October 18, 2007, there were no meetings held by the audit committee. The business of the audit committee was conducted by resolutions consented to in writing by all the members and filed with the minutes of the proceedings of the audit committee.

Other Committees

We currently do not have nominating or compensation committees, or committees performing similar functions. We will create one or more of these committees at such time as the Board determines it would not be overly costly or burdensome to do so, and is warranted given our then stage of development.

Director Independence

We currently act with four (4) directors, consisting of Donald Sharpe, Drew Bonnell, John Martin and Ralph Stensaker. We have determined that John Martin and Ralph Stensaker qualify as "independent" as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(15) of the NASDAQ Marketplace Rules.

EXECUTIVE COMPENSATION

The particulars of compensation paid to the following persons:

  our principal executive officer;

  each of our two most highly compensated executive officers who were serving as executive officers at the end of the year ended December 31, 2006; and

  up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at the end of the most recently completed financial year, who we will collectively refer to as the named executive officers, of our years ended December 31, 2006 and 2005, are set out in the following summary compensation table:

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensa- tion ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensa- tion ($)	Total ($)
Donald Sharpe President and Director(1)	2006 2005	175,000 105,000	- -	- -	802,203 483,452	- -	- -	- -	977,203 588,452
Drew Bonnell Chief Financial Officer, Secretary, Treasurer and Director(2)	2006 2005	116,000 67,000	- -	- -	802,203 483,452	- -	- -	- -	918,203 550,452

Larry Kellison Chief Operating Officer(3)	2006 2005	80,000 N/A	- N/A	- -	341,946 N/A	- N/A	- N/A	- N/A	421,946 N/A

(1)	Mr. Sharpe became our president and a director of our company on May 14, 2004.

(2)	Mr. Bonnell became our chief financial officer, secretary, treasurer and a director of our company on May 14, 2004.

(3)	Mr. Kellison became our chief operating officer on May 1, 2006.

Donald Sharpe, the President and a director of our company, pursuant to an Amended Management Agreement dated February 28, 2006, earns management fees through D. Sharpe Management Inc., a company wholly-owned and controlled by him. We pay D. Sharpe Management Inc. $15,000 per month for management services. During the twelve month period ended December 31, 2006 we paid D. Sharpe Management Inc. an aggregate amount of $175,000. On December 21, 2006, we entered into an Amended Management Agreement with D. Sharpe Management Inc. whereby, effective January 1, 2007, we pay D. Sharpe Management Inc. $16,500 per month for management services rendered by Donald Sharpe.

We pay Drew Bonnell, our Chief Financial Officer and a director of our company, a management fee of $10,000 per month, pursuant to a Management Consulting Agreement dated February 28, 2006, in consideration for management services rendered by Drew Bonnell. During the twelve month period ended December 31, 2006 we paid Drew Bonnell an aggregate amount of $116,000. On December 21, 2006 we entered into an Amended Management Consulting Agreement with Drew Bonnell whereby, effective January 1, 2007, we pay Drew Bonnell $11,000 per month for management services rendered by Drew Bonnell.

We pay Larry Kellison, our Chief Operating Officer, a management fee of $10,000 per month, pursuant to a Management Consulting Agreement dated May 1, 2006 with Freestone Energy LLC, a company wholly owned and controlled by him, in consideration for management services rendered by Larry Kellison. During the twelve month period ended December 31, 2006, we paid Larry Kellison an aggregate amount of $80,000. On December 21, 2006, we entered into an Amended Management Consulting Agreement with Freestone Energy LLC whereby, effective January 1, 2007, we pay Freestone Energy LLC $11,000 per month for management services rendered by Larry Kellison.

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. Our directors and executive officers may receive stock options at the discretion of our board of directors in the future. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our board of directors.

We have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control, where the value of such compensation exceeds $60,000 per executive officer.

Outstanding Equity Awards at Fiscal Year-End

The particulars of unexercised options, stock that has not vested and equity incentive plan awards for our named executive officers are set out in the following table:

	Options Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Donald Sharpe President and Director(1)	25,000 200,000 250,000 -	- - - 250,000	- - - -	0.50 2.50 2.50 1.54	June 11, 2009 May 1, 2010 Feb 28, 2011 Dec 20, 2011	- - - -	- - - -	- - - -	- - - -
Drew Bonnell Chief Financial Officer, Secretary, Treasurer and Director(2)	200,000 250,000 -	- - 250,000	- - -	2.50 2.50 1.54	May 1, 2010 Feb 28, 2011 Dec 20, 2011	- - -	- - -	- - -	- - -
Larry Kellison Chief Operating Officer(3)	150,000 -	- 150,000	- -	2.50 1.54	May 1, 2011 Dec 20, 2011	- -	- -	- -	- -

(1)	Mr. Sharpe became our president and a director of our company on May 14, 2004.

(2)	Mr. Bonnell became our chief financial officer, secretary, treasurer and a director of our company on May 14, 2004.

(3)	Mr. Kellison became our chief operating officer on May 1, 2006.

COMPENSATION PLANS

As at December 31, 2006 we have one compensation plan in place, entitled Amended 2004 Stock Option Plan. This plan has not been approved by our security holders.

Number of Securities to be issued upon exercise of outstanding options	Weighted-Average exercise price of outstanding options	Number of securities remaining available for further issuance
2,424,000	$1.98	576,000

Long-Term Incentive Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers, except that our directors and executive officers receive stock options at the discretion of our Board. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our Board.

We have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control, where the value of such compensation exceeds $60,000 per executive officer.

Compensation of Directors

We reimburse our directors for expenses incurred in connection with attending board meetings. We did not pay director's fees or other cash compensation for services rendered as a director in the year ended December 31, 2006.

We have no formal plan for compensating our directors for their service in their capacity as directors, although such directors are expected in the future to receive stock options to purchase common shares as awarded by our board of directors or (as to future stock options) a compensation committee which may be established. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director. No director received and/or accrued any compensation for their services as a director, including committee participation and/or special assignments.

INDEPENDENT PUBLIC ACCOUNTANTS

Fees

Audit Fees. This category includes the fees for the audit of our consolidated financial statements and the quarterly reviews of interim financial statements. This category also includes advice on audit and accounting matters that arose during or as a result of the audit or the review of interim financial statements and services in connection with Securities and Exchange Commission filings.

Audit-Related Fees. This category includes assurance and related services that are reasonably related to the performance of the audit or review of the financial statements that are not reported under Audit Fees, and describes the nature of the services comprising the fees disclosed under this category.

Tax Fees. This category includes the fees for professional services rendered for tax compliance, tax advice and tax planning, and describes the nature of the services comprising the fees disclosed under this category.

All Other Fees. This category includes products and services provided by the principal accountant, other than the services reported under Audit Fees, Audit-Related Fees or Tax Fees.

Our former independent public accountants provided audit and other services during the fiscal years ended December 31, 2006 and 2005 as follows:

Services	2006	2005
Audit fees	$27,000	$23,000
Audit-related Fees:	$19,000	$16,200
Tax fees	$2,500	$Nil
All other fees	$Nil	$Nil

Total fees	$48,500	$39,200

We do not use Dale Matheson Carr-Hilton Labonte, LLC for financial information system design and implementation. These services, which include designing or implementing a system that aggregates source data underlying the financial statements or generates information that is significant to our financial statements, are provided internally or by other service providers. We do not engage Dale Matheson Carr-Hilton Labonte, LLC to provide compliance outsourcing services.

Effective May 6, 2003, the Securities and Exchange Commission adopted rules that require that before Dale Matheson Carr-Hilton Labonte, LLC is engaged by us to render any auditing or permitted non-audit related service, the engagement be:

- approved by our audit committee (which consists of our entire Board); or

- entered into pursuant to pre-approval policies and procedures established by the Board, provided the policies and procedures are detailed as to the particular service, the Board is informed of each service, and such policies and procedures do not include delegation of the Board' responsibilities to management.

The Board pre-approves all services provided by our independent auditors. All of the above services and fees were reviewed and approved by the Board either before or after the respective services were rendered.

The Board has considered the nature and amount of fees billed by Dale Matheson Carr-Hilton Labonte, LLC and believes that the provision of services for activities unrelated to the audit is compatible with maintaining Dale Matheson Carr-Hilton Labonte's independence.

INDEBTEDNESS OF MANAGEMENT

None of our directors, officers or employees, or any of our former directors, officers and employees, and none of the proposed nominees for election, or any of the associates of any such persons is or has been indebted to our company or its subsidiaries at any time since the beginning of our last completed financial year and no indebtedness remains outstanding as at the date of this proxy statement.

COMPLIANCE WITH SECTION 16 (a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act requires our executive officers and directors, and persons who own more than 10% of our common stock, to file reports regarding ownership of, and transactions in, our securities with the Securities and Exchange Commission and to provide us with copies of those filings. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during fiscal year ended December 31, 2006, all filing requirements applicable to its officers, directors and greater than 10% percent beneficial owners were complied with, with the exception of the following:

Name	Number of Late Reports	Number of Transactions Not Reported on a Timely Basis	Failure to File Requested Forms
Donald Sharpe	6(1)	21(1)	Nil
Drew Bonnell	4(1)	14(1)	Nil
John Martin	6(1)	21(1)	Nil
Larry Kellison	1(1)	1(1)	Nil

(1)	The named officer, director or greater than 10% stockholder, as applicable, filed a late Form 4 - Statement of Changes in Beneficial Ownership of Securities.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as listed below, we have not been a party to any transaction, proposed transaction, or series of transactions in which the amount involved exceeds $60,000, and in which, to our knowledge, any of our directors, officers, five percent beneficial security holder, or any member of the immediate family of the foregoing persons has had or will have a direct or indirect material interest.

Over the year ended December 31, 2006, our company incurred management fee expenses in the amount of $371,000 and consulting fee expenses in the amount of $84,000.

A management fee expense of $175,000 was charged by D. Sharpe Management Inc., a company wholly-owned by Donald Sharpe, our president and a director of our company. Pursuant to an amended management agreement with our company dated February 28, 2006, D. Sharpe Management Inc. receives $15,000 per month for the services that Donald Sharpe provides to our company. We entered into an Amended Management Agreement with D. Sharpe Management Inc. dated December 21, 2006, effective January 1, 2007, whereby D. Sharpe Management Inc. will receive $16,500 per month for services that Donald Sharpe provides to our company.

A consulting fee expense of $84,000 was charged by Neil Maedel in his role as director of corporate communications for the year ended December 31, 2006. Pursuant to an amended management agreement with our company dated May 1, 2005, Mr. Maedel receives $7,000 per month for the services he provides to our company. Effective January 1, 2007 services provided by Mr. Maedel will be remunerated for on an as needed basis.

A management fee expense of $116,000 was charged by Drew Bonnell in his role as chief financial officer and director of our company for the year ended December 31, 2006. In addition, Drew Bonnell, our chief financial officer, secretary, treasurer and a director, receives $10,000 per month for the services he provides to our company pursuant to a management consulting agreement dated February 28, 2006. We entered into an Amended Management Agreement with Drew Bonnell dated December 21, 2006, effective January 1, 2007, whereby Drew Bonnell will receive $11,000 per month for services that he provides to our company.

A management fee expense of $80,000 was charged by Larry Kellison in his role as chief operating officer for the year ended December 31, 2006. Pursuant to a Management Agreement dated May 1, 2006 with Freestone Energy LLC, a company wholly owned and controlled by Larry Kellison, Freestone Energy LLC receives $10,000 per month for the services that Larry Kellison provides to our company. We entered into an Amended Management Agreement with Freestone Energy LLC dated December 21, 2006, effective January 1, 2007, whereby Freestone Energy LLC will receive $11,000 per month for services that Larry Kellison provides to our company.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

None of our directors or executive officers, no nominee for election as a director of our company and no associate of any of the foregoing persons has any substantial interest, direct or indirect, in any matter to be acted upon at the Meeting.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

We did not hold an annual general meeting for the year ended December 31, 2005. As a result, the deadline for our company to receive shareholder proposals for presentation at the annual meeting of shareholders to be held in 2008 is a reasonable period of time before the our company begins to print and mail out proxy materials for that annual meeting. Our company anticipates that the mail out of proxy materials for next year's annual meeting of shareholders will occur in May of 2008. Accordingly, to be eligible for inclusion in our 2008 proxy statement, your proposal must be received by us no later than April 30, 2008, and must otherwise comply with Rule 14a-8 under the Exchange Act. Further, if you would like to nominate a director or bring any other business before the stockholders at the 2008 annual meeting, you must notify us in writing and such notice must be delivered to or received by our President no later than April 30, 2008. While the Board will consider stockholder proposals, we reserve the right to omit from our 2008 proxy statement stockholder proposals that are not required to be included under the Exchange Act, including Rule 14a-8 of the Exchange Act.

STOCKHOLDER COMMUNICATIONS

We do not currently have a process that provides for stockholders to send communications, including recommendations and nominations, to the Board. The Board does not believe that it is necessary to have such a policy because current management is capable of responding to any questions or concerns of stockholders. In addition, we believe that the creation and implementation of such a policy would be overly costly and burdensome and is not warranted in our circumstances given our current size.

“HOUSEHOLDING" OF PROXY MATERIAL

The Securities and Exchange Commission permits companies and intermediaries (e.g. brokers) to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, commonly referred to as "householding", potentially means extra conveniences for stockholders and cost savings for companies.

A number of brokers with accountholders who are stockholders of our company will be "householding" our proxy materials. As indicated in the notice previously provided by these brokers to stockholders, a single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from an affected stockholder. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement, please notify your broker.

Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact their broker.

ANNUAL REPORT

Our annual report on Form 10-KSB for the year ended December 31, 2006 is enclosed with this proxy statement.

OTHER BUSINESS

In addition to the matters to be voted upon by the stockholders of our common stock, we will receive and consider both the Report of the Board to the stockholders, and the audited financial statements of our company for the fiscal year ended December 31, 2006, together with the auditors’ report thereon. These matters do not require stockholder approval, and therefore stockholders will not be required to vote upon these matters.

The Board knows of no other business that will be presented for consideration at the Meeting. If other matters are properly brought before the Meeting; however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

If there are insufficient votes to approve any of the proposals contained herein, the Board may adjourn the Meeting to a later date and solicit additional proxies. If a vote is required to approve such adjournment, the proxies will be voted in favor of such adjournment.

By Order of the Board of Directors,

Donald Sharpe
President and Director
Dated: October 26, 2007
Vancouver, British Columbia

PROXY CARD

ANNUAL GENERAL MEETING OF SHAREHOLDERS OF
EDEN ENERGY CORP.
(the "Company")

TO BE HELD AT 800 885 West Georgia Street, Vancouver, British Columbia Canada
ON Thursday, November 15, 2007 at 10:00 a.m. (Vancouver time)
(the “Meeting”)

The undersigned shareholder ("Registered Shareholder") of the Company hereby appoints, Donald Sharpe, a director and officer of the Company, or failing this person, Drew Bonnell, a director and officer of the Company, or in the place of the foregoing, ___________________ [print name] as proxyholder for and on behalf of the Registered Shareholder with the power of substitution to attend, act and vote for and on behalf of the Registered Shareholder in respect of all matters that may properly come before the Meeting and at every adjournment thereof, to the same extent and with the same powers as if the undersigned Registered Shareholder were present at the said Meeting, or any adjournment thereof.

The Registered Shareholder hereby directs the proxyholder to vote the securities of the Company registered in the name of the Registered Shareholder as specified herein.

The undersigned appoints Donald Sharpe and Drew Bonnell as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the Common Stock of Eden Energy Corp. (the "Company") held of record by the undersigned on October 18, 2007, at the Annual Meeting of Stockholders to be held at 800 885 West Georgia Street, Vancouver, British Columbia Canada, on November 15, 2007, or any adjournment thereof.

[   ]   Please check this box only if you intend to attend and vote at the Meeting

To assist the Company in tabulating the votes submitted by proxy prior to the Meeting, we request that you mark, sign, date and return this Proxy by 10:00 a.m., November 13, 2007 using the enclosed envelope.

THIS PROXY IS SOLICITED ON BEHALF MANAGEMENT OF THE COMPANY.

PLEASE MARK YOUR VOTE IN THE BOX.

	For	Withhold
PROPOSAL 1: Election of Directors
Nominees:
Donald Sharpe	[ ]	[ ]
Drew Bonnell	[ ]	[ ]
John Martin	[ ]	[ ]
Ralph Stensaker	[ ]	[ ]

PROPOSAL 2: Appointment of Independent Auditors

To ratify the selection of Dale Matheson Carr-Hilton Labonte, LLC, as independent auditors	[ ]	[ ]

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting. This Proxy, when properly executed, will be voted in the manner directed by the Registered Shareholder. If no direction is made, this Proxy will be voted "FOR" each of the nominated directors and "FOR" the remaining Proposals.

Dated: ____________________________	Signature:______________________________________

Please sign exactly as name appears below. When shares are held jointly, both Registered Shareholders should sign. When signing as attorney, executor, administrator, trustee or guardian, please indicate full title as such. If a corporation, please indicate full corporate name; and if signed by the president or another authorized officer, please specify the officer's capacity. If a partnership, please sign in partnership name by authorized person.

SIGN HERE:

Please Print Name:

Date:

Number of Shares Represented by Proxy

THIS PROXY FORM IS NOT VALID UNLESS IT IS SIGNED AND DATED.

SEE IMPORTANT INFORMATION AND INSTRUCTIONS ON REVERSE.

INSTRUCTIONS FOR COMPLETION OF PROXY

1.           This form of proxy ("Instrument of Proxy") must be signed by you, the Registered Shareholder, or by your attorney duly authorized by you in writing, or, in the case of a corporation, by a duly authorized officer or representative of the corporation; and if executed by an attorney, officer, or other duly appointed representative, the original or a notarial copy of the instrument so empowering such person, or such other documentation in support as shall be acceptable to the Chairman of the Meeting, must accompany the Instrument of Proxy.

2.           If this Instrument of Proxy is not dated in the space provided, authority is hereby given by you, the Registered Shareholder, for the proxyholder to date this proxy seven (7) calendar days after the date on which it was mailed to you, the Registered Shareholder.

3.           A Registered Shareholder who wishes to attend the Meeting and vote on the resolutions in person, may simply register with the Scrutineer before the Meeting begins.

4.           A Registered Shareholder who is not able to attend the Meeting in person but wishes to vote on the resolutions, may do the following:

(a)           appoint one of the management proxyholders named on the Instrument of Proxy, by leaving the wording appointing a nominee as is; OR

(b)           appoint another proxyholder.

5.           The securities represented by this Instrument of Proxy will be voted or withheld from voting in accordance with the instructions of the Registered Shareholder on any poll of a resolution that may be called for and, if the Registered Shareholder specifies a choice with respect to any matter to be acted upon, the securities will be voted accordingly. Further, the securities will be voted by the appointed proxyholder with respect to any amendments or variations of any of the resolutions set out on the Instrument of Proxy or matters which may properly come before the Meeting as the proxyholder in its sole discretion sees fit.

INSTRUCTIONS AND OPTIONS FOR VOTING:

To be represented at the Meeting, this Instrument of Proxy must be DEPOSITED at the office of Pacific Stock Transfer Company, by mail or by fax, at any time up to and including 10:00 a.m. (local time) on Tuesday, November 13, 2007, or at least 48 hours (excluding Saturdays, Sundays and holidays) before the time that the Meeting is to be reconvened after any adjournment of the Meeting.

Pacific Stock Transfer Company
500 E. Warm Springs Road
Suite 240
Las Vegas, Nevada, 89119
Fax: 702.433.1979